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                                                                    EXHIBIT 12.1

                         PLUM CREEK TIMBER COMPANY, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

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
                                               Years Ending December 31,
--------------------------------------------------------------------------------
(In Millions)                           2005     2004     2003     2002     2001
--------------------------------------------------------------------------------
Consolidated pretax income from
   continuing operations                $339     $366     $186     $235     $196

Amortization of capitalized
   interest                               --       --       --       --       --

Interest
                                         112      111      118      105       76
Less interest capitalized during
   the period                             --       --       --       --       --

Net amortization of debt discount
   and premium and issuance
   expense                                 6        7        8        8        2

Interest portion of rental expense         1        1        1        1       --
                                        ----------------------------------------

   Earnings                             $458     $485     $313     $349     $274
                                        ========================================

Interest                                $112     $111     $118     $105     $ 76

Net amortization of debt discount
   and premium and issuance
   expense                                 6        7        8        8        2

Interest portion of rental expense         1        1        1        1       --
                                        ----------------------------------------
   Fixed Charges                        $119     $119     $127     $114     $ 78
                                        ----------------------------------------

Ratio of Earnings to Fixed Charges       3.8      4.1      2.5      3.1      3.5
                                        ========================================
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